Exhibit 99.1

Catheter Precision (VTAK) Reports Third Quarter and First Nine Months 2025 Results of Operations

Sales Revenue Up 135% over Q3 2024

Fort Mill, SC, November 13, 2025 – Catheter Precision, Inc. (NYSE American: VTAK), a U.S.-based innovative medical device company focused on the cardiac electrophysiology marketplace, today reported its results of operations for the quarter and nine months ended September 30, 2025. Highlights of the quarter and nine months include:

Financial Highlights

●	Total revenue reported for Q3 2025 was $226,000, an increase of 135% compared with $96,000 in Q3 2024.
●	Total revenue was $581,000 for the nine months ended September 30, 2025, compared with $271,000 for the nine months ended September 30, 2024, an increase of 114%.
●	GAAP net loss for Q3 2025 was $2,251,000, a 45% reduction compared to $4,120,000 in Q3 2024.
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GAAP net loss for the nine months ended September 30, 2025 and 2024 was $11,405,000, and $11,015,000 respectively. Non-cash charges for each of those periods were $4,232,000 and $4,437,000, respectively.

Commercial Highlights

Sales activities for LockeT outside of the United States are increasing.  The CE Mark approval for LockeT in the second quarter has generated interest in several countries, including Germany, France, Italy, Spain, Portugal, UK, and South Africa.  In October, five accounts in South Africa have placed reorders.

Sales activity for VIVO is also gaining traction outside the US with additional accounts now using our VIVO product line, including the first purchase order from France in October.

Clinical studies and publications continue to be a priority.  In late September, EP Lab Digest, a well-recognized publication within the electrophysiology marketplace, included an interview with Luigi Di Biase, MD, PhD, FACC, FHRS. He is Section Head of Electrophysiology and Director of Arrhythmia Services at Montefiore Hospital as well as Professor of Medicine (Cardiology) at Albert Einstein College of Medicine (New York City).  The interview highlighted the use and economic benefits of the LockeT suture retention device for venous closure after EP procedures.

David Jenkins, CEO of Catheter Precision, commented, "Building on our impressive third-quarter results and a well-established pipeline, we believe that we are poised for a pivotal period of growth over the coming year. We project a major expansion of both our approved product lines across the US and international markets. Our confidence is further amplified by the completion of two VIVO clinical studies in 2025, which delivered powerful clinical evidence. This data reinforces our position that VIVO represents a transformative approach to treating ventricular arrhythmias, potentially enabling us to capture a dominant share of a critically underserved market."

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products.

About VIVO

Catheter Precision's VIVO™ (View Into Ventricular Onset), is a non-invasive 3D imaging system that enables physicians to identify the origin of ventricular arrhythmias pre-procedure, thereby streamlining workflow and reducing procedure time. VIVO has received marketing clearance from the U.S. FDA and has the CE mark.

About LockeT

Catheter Precision’s LockeT is a suture retention device intended to assist in hemostasis after percutaneous venous punctures. LockeT is a Class 1 device registered with the FDA and has the CE Mark.

Additional Information

This release and all other releases from Catheter Precision, Inc. are limited in their entirety by other information filed with the SEC including, but not limited to, our latest 10-K, 10-Q’s, and 8-K’s, and should be read in conjunction with those filings.

Cautionary Note Regarding Forward Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to substantial risk and uncertainties. Forward-looking statements may be express or implied and can be identified by words such as "believe," "anticipate," "may," "might," "can," "could," "continue," "depends," "expect," "expand," "forecast," “gaining,” “increasing,” "intend," “poised,” "predict," "plan," “project,” "rely," "should," "will," "may," "seek," or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements that sales activities for LockeT outside of the United States are increasing, that the CE Mark approval for LockeT in the second quarter has generated interest in several countries, that activity for VIVO is gaining traction outside the US, that we have a well-established pipeline and are poised for a pivotal period of growth over the coming year, our projection of a major expansion of both our approved product lines across the US and international markets, our expectations regarding the impact of the completion of two VIVO clinical studies in 2025, and our position that VIVO represents a transformative approach to treating ventricular arrhythmias, potentially enabling us to capture a dominant share of a critically underserved market. The Company's expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption "Risk Factors" in the Company's Form 10-K filed with the SEC and available at www.sec.gov. and in our Form 10-Q filed today. These risks and uncertainties include, but aren't limited to, that: if we pursue a strategic transaction, such as a crypto treasury strategy, it may change the primary focus of our business, and our management team could be diverted from pursuing our present core business and from obtaining regulatory approval for our products in development, the results of anticipated trials may not turn out as we currently expect and future trials may not occur on the time tables we expect or may be more costly than anticipated, or may be abandoned due to lack of financing or changes in our business focus, our current cash position is low, and we will be required to raise additional funds to finance our operations and continue as a going concern , and we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us or could require changes to governance or operations, and we may require additional funds sooner than our current expectations and we may be required to significantly dilute our existing stockholders in order to raise sufficient operating funds assuming that we are able to raise funds at all, which is uncertain, our stockholder equity is near the minimum level prescribed by the NYSE American and if we are unable to maintain minimum listing requirements, we are liable to be delisted from the NYSE American, our common stock may be subject to extreme market volatility and trading patterns and may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, which could occur for a number of reasons including but not limited to analyst recommendations, changes in our industry or the overall markets, significant acquisitions or other strategic transactions by or involving us or our subsidiaries, among other reasons, our operating business has a history of losses, is expected to incur additional losses, and may never achieve profitability, our past performance may not be a reliable indicator of future performance, including but not limited to in the event of a strategic transaction, historical trends should not be used to anticipate results or trends in future periods, our ability to increase our at-the-market offering availability in the future is subject to obtaining necessary approvals, certifications, legal opinions and accounting comfort letters, and there is no guaranty that we can do so successfully, we have identified material weaknesses in our internal control over financial reporting and these material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner, compliance with Sarbanes-Oxley Act Section 404 could have a material adverse impact on our business, we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals or engage in a strategic transaction which realigns our business focus, our VIVO launch plans require significant investment in infrastructure and sales representatives, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional joint marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to LockeT will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, and entering into a strategic transaction could materially alter our business model and focus, failure to attract and retain sufficient qualified personnel could also impede our growth, our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant operating revenue, if any, the recent coronavirus outbreak (“COVID-19”) adversely affected our financial condition and results of operations and we cannot provide any certainty as to whether there will be future impacts from COVID-19 or another pandemic, a variety of risks associated with marketing our products internationally could materially adversely affect our business, the impact of the military conflicts in Ukraine and Israel, and the actions that have been and could be taken by other countries, including new and stricter sanctions and actions taken in response to such sanctions, have affected, and may continue to affect, our business and results of operations, including our supply chain, if the third parties on which we rely for the conduct of our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain regulatory approval for or commercialize our product candidates, we may be adversely affected by product liability claims, unfavorable court decisions or legal settlements, our ability to use our net operating loss carryforwards may be limited, we are subject to pervasive and continuing regulation by the FDA and other regulatory agencies, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the United States (“U.S.”) and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results, product clearances and approvals can often be denied or significantly delayed, although we have obtained regulatory clearance for our VIVO and LockeT products in the U.S. and certain non-U.S. jurisdictions, our current business plans for our current operating business include expanding uses for our products, which if implemented would require additional clearances, even after clearance is obtained, our products remain subject to extensive regulatory scrutiny, reductions in staffing and funding at FDA and other federal agencies could cause delays in the development and approval of our products, our business may be adversely affected by changes and uncertainty in the health care industry including health care public policy developments, if we or our suppliers fail to comply with the FDA’s Quality System Regulation, or QSR, or any applicable state equivalent, our operations could be interrupted, and our potential product sales and operating results could suffer, if any of our products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be required to report under applicable medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions, healthcare reform initiatives and other administrative and legislative proposals may adversely affect our business, financial condition, results of operations and cash flows in our key markets, if we are unable to obtain and maintain patent protection for our products, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize our existing products and any products we may develop, and our technology may be adversely affected, and there is no guarantee that we will be able to sell the QHS Notes, and any short-term sale may produce proceeds that are less than the market or stated value of such assets and less than the proceeds that could have been obtained if they were liquidated in the ordinary course. If we enter into a strategic transaction, such as a merger, acquisition or crypto treasury policy, we may become subject to additional risks in addition to those described above, which risks would be identified and disclosed in conjunction with consummating any such transaction. There is no guarantee that we will be able to identify and enter into any such strategic transaction.

The forward-looking statements in this press release and identified above reflect our beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this press release and are subject to risks and uncertainties including those described in the cautionary statements above. Given these risks and uncertainties, you should not place undue reliance on the forward-looking statements. We qualify all of the forward-looking statements in this press release by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

At the Company

David Jenkins

973-691-2000

IR@catheterprecision.com

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